EXHIBIT 99.1

Edgewater Reports 10% Sequential Organic Growth

Generates $3.7 Million in Cash Flow From Operations

WAKEFIELD, Mass., Aug. 4, 2010 (GLOBE NEWSWIRE) -- Edgewater Technology, Inc. (Nasdaq:EDGW), (www.edgewater.com, "Edgewater" or the "Company"), a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology, today announced financial results for its second quarter ended June 30, 2010.

Second Quarter Results

Financial results and utilization for the quarter ended June 30, 2010:

  Total revenue increased 94.0%, to $23.4 million, compared to $12.0 million in the second quarter of 2009;
  Service revenue increased 57.9%, to $17.4 million, compared to $11.0 million in the second quarter of 2009;
  Gross profit was $8.6 million, or 36.8% of total revenue, compared to $3.1 million, or 26.0% of total revenue in the second quarter of 2009;
  Gross profit margin related to service revenue was 39.2%, compared to 28.2% in the second quarter of 2009;
  Utilization was 75.7%, compared to 62.5% during the second quarter of 2009;
  Net loss was $(90) thousand, or $(0.01) per diluted share, compared to a net loss of $(1.3) million, or $(0.11) per diluted share, in the second quarter of 2009. Current quarter net loss was impacted by $562 thousand in non-routine operating expenses associated with our acquisition of Meridian Consulting International and the discovery of employee embezzlement at Fullscope, Inc.;
  Adjusted EBITDA amounted to $1.4 million, or 6.2% of total revenue and $0.12 per diluted share, compared to an Adjusted EBITDA loss of $(1.5) million, or $(0.13) per diluted share, during the second quarter of 2009; and
  Cash flow provided by operating activities was $3.7 million, compared to cash flow provided by operating activities of $1.4 million during the second quarter of 2009.

First Six Months of 2010

Financial results and utilization for the six months ended June 30, 2010:

  Total revenue increased 62.1%, to $43.6 million, compared to $26.9 million during the first six months of 2009;
  Service revenue increased 34.7%, to $33.1 million, compared to $24.6 million during the first six months of 2009;
  Gross profit was $15.3 million, or 35.1% of total revenue, compared to $7.8 million, or 28.9% of total revenue during the first six months of 2009;
  Gross profit margin related to service revenue was 36.8%, compared to 31.1% during the first six months of 2009;
  Utilization was 75.5%, compared to 65.2% during the first six months of 2009;
  Net loss amounted to $(729) thousand, or $(0.06) per diluted share, compared to a net loss of $(1.7) million, or $(0.14) per diluted share, during the first six months of 2009. Our 2010 year-to-date net loss was impacted by $562 thousand in non-routine operating expenses associated with our acquisition of Meridian Consulting International and the discovery of employee embezzlement at Fullscope, Inc.;
  Adjusted EBITDA amounted to $1.5 million, or 3.4% of total revenue and $0.12 per diluted share, compared to an Adjusted EBITDA loss of $(1.6) million, or $(0.13) per diluted share, during the first six months of 2009; and
  Cash flow used in operating activities was $(2.2) million, compared to cash flow used in operating activities of $(1.0) million during the first six months of 2009.

Adjusted EBITDA and Adjusted EBITDA per Diluted Share are Non-GAAP financial measures. A reconciliation of these measures to their most directly comparable GAAP measures is included in the financial data accompanying this press release.

Fullscope Embezzlement

During the second quarter of 2010, the Company discovered embezzlement at Fullscope, Inc., one of our wholly-owned subsidiaries (the "Fullscope Embezzlement Issue"). We have completed our investigation as it relates to the embezzlement activities that occurred during 2010 and have concluded that the embezzlement activities did not have a material impact upon our previously issued 2010 financial statements. We did incur legal and accounting related expenses during the second quarter and anticipate that we may continue to incur additional expenses associated with this issue in the future. We believe that we may be able to recover some, if not all, of the receivable amounts embezzled, plus the professional expenses we have incurred to-date, or will incur in the future, addressing this situation.

Business Trends; Outlook

"The second quarter was a very positive step for the Company on its road to recovery. We are reporting organic growth in revenue on both a sequential and year-over-year basis and related improvement in our gross margin and other profitability metrics," commented Shirley Singleton, Edgewater's Chairman, President and Chief Executive Officer.

"The improvement in our gross margin and profitability metrics in the second quarter was driven by the sequential increase in both service and total revenue, combined with our ability to maintain utilization at 75%, while adding 30 billable resources.   From a revenue perspective, we were pleased to see the continuation of increased bid and proposal activity as it relates to our organic core service offerings. This activity, combined with the continued strong revenue performance of Fullscope's ERP service offerings, has favorably impacted our second quarter revenue and profitability. Additionally, during the quarter, we began to see the anticipated cross selling synergies resulting from the combination of our technology and management service offerings with Fullscope's ERP-related service offerings," continued Ms. Singleton.

"Overall, as we enter the third quarter, our business appears to be headed in the right direction. As always, we continue to view forward looking service revenue with a conservative eye given the possibility of renewed economic uncertainty and the impact it may have upon our customer's capital spending initiatives. Because of this, we are anticipating that third quarter service revenue will be flat with an upward bias compared to the second quarter of 2010," concluded Ms. Singleton.

Second Quarter Conference Call Details

Edgewater has scheduled a conference call on Wednesday, August 4, at 10:00 a.m. (ET) to discuss its second quarter 2010 financial results and other matters. To listen to the call, you can participate by webcast on Edgewater's investor relations website at http://ir.edgewater.com or you can dial 877-713-9347. Investors are advised to dial into the call at least ten minutes prior to the call to register.

A replay of the call can be accessed via Edgewater's investor relations website at http://ir.edgewater.com or by dialing 800-642-1687 (domestic) and 706-645-9291 (international) (pass code 86977967) from 1:00 p.m. ET Wednesday, August 4 through 11:59 p.m. ET Wednesday, August 18.

About Edgewater

Edgewater is a consulting firm that brings a synergistic blend of specialty services to its clients in the areas of business advisory, analytics, data management and technology. We develop business strategies and technology solutions that address our clients' specific needs while providing them with an increased competitive advantage. Headquartered in Wakefield, MA, we typically go to market both vertically by industry and horizontally by product and technology specialty and provide our clients with a wide range of business and technology offerings. To learn more, visit www.edgewater.com or call 800-410-4014.

The Edgewater Technology logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=3783

Safe Harbor for Forward-Looking and Cautionary Statements

This Press Release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements concerning our 2010 outlook, future revenue and growth, cost savings and cost control efforts, customer spending outlook, general economic trends, IT service demand, future revenue and revenue mix, utilization, training and new service offerings, significant customers, backlog, competitive and strategic initiatives, growth plans, potential stock repurchases, future results, tax consequences and liquidity needs . In some cases, you can identify forward-looking statements by terminology such as "may," "should," "believe," "anticipate," "forecast," "project," "target," "potential," "estimate," "encourage," "opportunity," "goal," "objective," "could," "expect," "intend," "plan," "focus," "build," "strategy," "maximize," "commitment," "create," "implement," "seek," "establish," "pursue," "continue," "can," or terms of similar meaning. These forward-looking statements inherently involve certain risks and uncertainties, although they are based on our current plans or assessments which are believed to be reasonable as of the date of this Press Release. Factors that may cause actual results, goals, targets or objectives to differ materially from those contemplated, projected, forecasted, estimated, anticipated, planned or budgeted in such forward-looking statements include, among others, the following possibilities: (1) failure to obtain new customers or retain significant existing customers; (2) the loss of one or more key executives and/or employees; (3) changes in industry trends, such as a decline in the demand for Business Intelligence ("BI") and Enterprise Performance Management ("EPM") solutions, custom development and system integration services and/or declines in industry-wide information technology ("IT") spending, whether on a temporary or permanent basis and/or delays by customers in initiating new projects or existing project milestones; (4) inability to execute upon growth objectives, including new services and growth in entities acquired by our Company; (5) adverse developments and volatility involving economic, geopolitical or technology market conditions; (6) unanticipated events or the occurrence of fluctuations or variability in the matters identified under "Critical Accounting Policies;" (7) delays in, or the failure of, our sales pipeline being converted to billable work and recorded as revenue; (8) inability to recruit and retain professionals with the high level of information technology skills and experience needed to provide our services; (9) failure to expand outsourcing services to generate additional revenue; (10) any changes in ownership of the Company or otherwise that would result in a limitation of the net operating loss carry forward under applicable tax laws; and/or (11) the failure of the marketplace to embrace specialty consulting services. In evaluating these statements, you should specifically consider various factors described above as well as the risks outlined under Item I "Business – Factors Affecting Finances, Business Prospects and Stock Volatility" in our 2009 Annual Report on Form 10-K filed with the SEC on March 15, 2010. These factors may cause our actual results to differ materially from those contemplated, projected, anticipated, planned or budgeted in any such forward-looking statements.

Although we believe that the expectations in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance, growth, earnings per share or achievements. However, neither we nor any other person assumes responsibility for the accuracy and completeness of such statements. We are under no duty to update any of the forward-looking statements after the date of this Press Release to conform such statements to actual results.

Selected Financial Data:

EDGEWATER TECHNOLOGY, INC. Condensed Consolidated Statement of Operations (In thousands, except per share amounts) (Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
Revenue:
Service revenue	$17,387	$11,014	$33,088	$24,569
Software	3,768	94	6,689	463
Process royalties	787	--	1,181	--
Reimbursable expenses	1,413	929	2,667	1,885
Total revenue	23,355	12,037	43,625	26,917

Cost of revenue:
Project and personnel costs *	10,563	7,908	20,908	16,933
Software costs	2,796	66	4,759	317
Reimbursable expenses	1,413	929	2,667	1,885
Total cost of revenue	14,772	8,903	28,334	19,135
Gross profit	8,583	3,134	15,291	7,782

Selling, general and administrative *	7,697	4,655	14,434	9,397
Depreciation and amortization	1,002	694	2,004	1,402
Operating loss	(116)	(2,215)	(1,147)	(3,017)

Interest income, net	13	45	19	113
Other (expense), net	(38)	--	(68)	--
Loss before income taxes	(141)	(2,170)	(1,196)	(2,904)

Income tax benefit	(51)	(892)	(467)	(1,172)
Net loss	$ (90)	$ (1,278)	$ (729)	$ (1,732)

BASIC LOSS PER SHARE:
Basic loss per share	$ (0.01)	$ (0.11)	$ (0.06)	$ (0.14)
Weighted average shares outstanding – Basic	12,169	12,087	12,139	12,071

DILUTED LOSS PER SHARE:
Diluted loss per share	$ (0.01)	$ (0.11)	$ (0.06)	$ (0.14)
Weighted average shares outstanding – Diluted	12,169	12,087	12,139	12,071

* - Amount of stock-based compensation expense included in each of the respective expense categories reported above:
Project and personnel costs	$78	$93	$132	$147
Selling, general and administrative	204	246	369	537
Total stock-based compensation	$282	$339	$501	$684

EDGEWATER TECHNOLOGY, INC. Condensed Consolidated Balance Sheets (In Thousands) (Unaudited)

	June 30, 2010	December 31, 2009
	(Unaudited)
Assets
Cash and marketable securities	$8,183	$12,661
Restricted cash	704	702
Accounts receivable, net	19,711	18,081
Deferred taxes, current	348	348
Prepaid expenses and other assets, current	1,627	1,639
Total current assets	30,573	33,431
Fixed assets, net	3,022	3,297
Deferred taxes, net	21,264	20,760
Intangible assets, net	5,390	6,302
Goodwill	12,606	10,080
Other assets	101	93
Total Assets	$72,956	$73,963

Liabilities and Stockholders' Equity
Accounts payable and accrued liabilities	$10,743	$11,999
Accrued payroll and related liabilities	4,951	4,051
Deferred revenue and other liabilities	1,807	2,270
Capital lease obligations, current	180	220
Total current liabilities	17,681	18,540
Other liabilities	61	107
Capital lease obligations	127	200
Total liabilities	17,869	18,847
Stockholders' Equity	55,087	55,116
Total Liabilities and Stockholders' Equity	$72,956	$73,963

Shares Outstanding	12,243	12,132

Non-GAAP Financial Measures

Edgewater reports its financial results in accordance with generally accepted accounting principles ("GAAP"). Management believes, however, that certain non-GAAP financial measures used in managing the Company's business may provide users of this financial information with additional meaningful comparisons between current results and prior reported results. Certain of the information set forth herein and certain of the information presented by the Company from time to time may constitute non-GAAP financial measures within the meaning of Regulation G adopted by the Securities and Exchange Commission. We have presented herein a reconciliation of these measures to the most directly comparable GAAP financial measure. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. As noted in the footnote below, the foregoing measures have limitations and do not serve as a substitute and should not be construed as a substitute for GAAP performance, but provide supplemental information concerning our performance that our investors and we find useful.

Edgewater views Adjusted EBITDA and Adjusted EBITDA per Diluted Share as important indicators of performance, consistent with the manner in which management measures and forecasts the Company's performance. We believe Adjusted EBITDA measures are important performance metrics because they facilitate the analysis of our results, exclusive of certain non-cash items, including items which do not directly correlate to our existing business, providing specialty IT services. For instance, the exit of our former significant unrelated operations in 2000 and 2001 created significant net operating loss carry-forwards and deferred tax assets, and the tax provisions that we take under GAAP, for which there is no corresponding federal tax payment obligation for us, and the adjustments that we make to our deferred tax asset, based on the prospects and anticipated future profitability of our ongoing operations, can be significant and can obscure, either significantly, or in part, period-to-period changes in our core operating results. Likewise, we incur transaction costs related to acquisitions which are expensed in our GAAP financial statements. Our Adjusted EBITDA calculation excludes the effects of acquisition-related costs to facilitate an understanding of comparative period-to-period changes in our core operating results. Similarly, we incurred, and have excluded from our Adjusted EBITDA calculation, costs associated with the Fullscope Embezzlement Issue as we believe that the non-recurring nature of the costs associated with this issue makes comparison of our current and historical financial results difficult.

We believe that Adjusted EBITDA metrics provide qualitative insight into our current performance; we use these measures to evaluate our results, the performance of our management team and our management's entitlement to incentive compensation; and we believe that making this information available to investors enables them to view our performance the way that we view our performance and thereby gain a meaningful understanding of our core operating results, in general, and from period to period.

EDGEWATER TECHNOLOGY, INC. Reconciliation of GAAP Net Loss to Non-GAAP Adjusted EBITDA (In Thousands, except per share amounts) (Unaudited)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2010	2009	2010	2009
Reconciliation of GAAP Net Loss, Adjusted EBITDA and Adjusted EBITDA per Diluted Share (Non-GAAP):
Reported GAAP net loss	$ (90)	$ (1,278)	$ (729)	$ (1,732)
Add: Income tax benefit	(51)	(892)	(467)	(1,172)
Add: Depreciation and amortization	1,002	694	2,004	1,402
Add: Acquisition costs	358	--	358	--
Add: Fullscope embezzlement costs	204	--	262	--
Less: Other (income) expense, net	25	(45)	49	(113)
Adjusted EBITDA(1)	$ 1,448	$ (1,521)	$ 1,477	$ (1,615)
Adjusted EBITDA per diluted share(1)	$ 0.12	$ (0.13)	$ 0.12	$ (0.13)

(1)- Adjusted EBITDA and Adjusted EBITDA Per Diluted Share are Non-GAAP performance measures and are not intended to be performance measures that should be regarded as an alternative to, or more meaningful than, either GAAP Operating Income, GAAP Net Income and Diluted Earnings Per Share. Adjusted EBITDA and Adjusted EBITDA per Diluted Share measures presented may not be comparable to similarly titled measures presented by other companies. Adjusted EBITDA is defined as net income less interest income and other, net, plus taxes, depreciation and amortization, goodwill impairment charges, acquisition costs and the Fullscope Embezzlement Issue costs. Adjusted EBITDA per Diluted Share is defined as Adjusted EBITDA divided by the diluted common shares outstanding used in Diluted Earnings per Share calculations.

CONTACT:  Edgewater Technology, Inc.
          Timothy R. Oakes, Chief Financial Officer
          Russell Smith, Senior Vice President / Investor Relations
          (781) 246-3343
          ir@edgewater.com